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                             ARTHUR ANDERSEN LLP

                                                                    Exhibit 23.4




                  CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS




As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of Pioneer-Standard Electronics, Inc. of our report dated February 6, 1998, with respect to the consolidated financial statements of Dickens Data Systems, Inc. as of December 31, 1997 and 1996 and for each of the three years in the period ended December 31, 1997, included in the Form 8-K of Pioneer-Standard Electronics, Inc. dated February 27, 1998, and to all references to our Firm, included in this Registration Statement.


                                                /s/ Arthur Andersen LLP

                                                ARTHUR ANDERSEN LLP


Atlanta, Georgia
June 17, 1998